EXHIBIT 99.1

DLT Resolution Reports Second Quarter 2020 Financial Results

LAS VEGAS, Nevada – August 11, 2020 – DLT Resolution, Inc. (OTC: DLTI), an information technology, cyber security, telecommunications and Union Services company, today reported financial results for its second quarter ended June 30, 2020.

2020 Second Quarter Highlights:

•	2020 Q2 revenue of $549,000 was 385% higher than 2019 Q2 revenue

•	On a consecutive quarter basis, 2020 Q2 revenue of $549,000 was 28% higher than the 2020 Q1 quarter

•	2020 Q2 net loss of $77,000, was 81% less than 2019 Q2 net loss

“We are pleased that our January 30, 2020 acquisition of Union Strategies, Inc. is making significant positive contributions to our financial results. Our business generated $86,000 in EBITDA in the second quarter of 2020 and we achieved near breakeven operating cash flow for the first six months of 2020.  In the face of a business environment made challenging by the COVID-19 pandemic, we are servicing customers, winning new business and expanding our product offering,” said John Wilkes, Chief Executive Officer of DLT Resolution Inc.

Second Quarter 2020 Results

The increase in second quarter revenue to $549,000 from 2019’s second quarter revenue of $113,000 was primarily related to the revenue generated by Union Strategies, Inc. following the Company’s acquisition of its business on January 30, 2020.  The Company reported a first quarter net loss of $77,000 that includes $152,000 in depreciation and amortization expense and $11,000 in interest expense, as compared to a $14,000 net loss with $86,000 in depreciation and amortization expense and $2,000 in interest expense in the comparable year-ago period.

John Wilkes concluded, “During this second half of 2020, our focus is to cross-pollinate the variety of services offered by our Subsidiaries with our expanded customer base in order to grow our revenues.”

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Forward-Looking and Cautionary Statements

The use of the word "company" or "Company" refers to DLT Resolution Incorporated and its wholly-owned subsidiaries.  This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the company's actual results. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. DLT Resolution may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (the "SEC") on Forms 10-K and 10-Q, Current Reports on Form 8-K, in its annual report to stockholders, in press releases and other written materials, and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (available at http://www.sec.gov). DLT Resolution undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.  Nothing within this communication is meant to be a solicitation to buy or sell our securities. Investing in over the counter (OTC) securities often carries a high degree of risk. Please contact your financial advisor before investing in our securities.

Source: DLT Resolution Inc.

Contact:

Fred Vecchio

President

Union Strategies Inc.

(647) 776-0950 ext. 874

(416) 669-5465 Cell

87 Caster Avenue, Woodbridge ON, L4L 5Z2

UnionStrategiesinc.com

DLTTelecom.com

1 800-463-5465

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DLT RESOLUTION, INC

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$37,864	$13,140
Accounts receivable, net of allowance for doubtful accounts of $44,730 at June 30, 2020 and $0 at December 31, 2019	305,047	34,631
Total current assets	342,911	47,771

Property, plant and equipment, net of accumulated depreciation	81,660	-
Operating lease – right of use asset	10,456	-
Intangible assets, net of accumulated amortization	4,126,427	376,460
Goodwill	-	165,022

Total assets	$4,561,454	$589,253

LIABILITIES AND STOCKHOLDERS’DEFICIT

Current liabilities
Bank overdraft	$-	$16,782
Accounts payable and accrued liabilities	537,514	99,201
Related party payables	35,866	35,880
Interest payable, related party	37,878	34,190
Note payable, related party	81,500	81,500
Notes payable, current portion	5,000	-
Lease obligation – operating lease	6,102	-
Total current liabilities	703,680	267,553

Notes payable, net of current portion	88,146	5,000
Other long term liability	2,400,000	685,000
Lease obligation – operating lease, net of current portion	3,814	-
Total liabilities	3,195,820	957,553

Stockholders’ equity (deficit)
Series A convertible preferred stock, $1.00 par value; 5,000,000 shares authorized; 0 and 25,000 issued and outstanding at June 30, 2020 and December 31, 2019	-	-
Series B convertible preferred stock, $1.00 par value; 500,000 shares authorized; 64,000 and 64,000 issued and outstanding at June 30, 2020 and December 31, 2019	64,000	64,000
Common stock, $0.001 par value; 275,000,000 shares authorized; 25,926,287 and 24,395,037 issued; 22,698,787 and 21,167,537 outstanding at June 30, 2020 and December 31, 2019	25,926	24,395
Common stock subscribed	14,000	-
Additional paid-in capital	6,641,734	4,218,265
Other comprehensive income	(333,758)	(34,430)
Treasury stock, 3,815,000 shares as of June 30, 2020 and December 31, 2019, at cost	(5,300)	(5,300)
Accumulated deficit	(5,040,968)	(4,653,230)
Total stockholders’ equity (deficit)	1,365,634	(368,300)

Total liabilities and stockholders’ equity (deficit)	$4,561,454	$589,253

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DLT RESOLUTION, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenue	$549,453	$113,358	$977,800	$235,367

Cost of revenue and operating expenses
Cost of revenue	263,828	38,738	502,514	72,412
General and administrative	172,643	86,213	368,888	120,010
Depreciation and amortization	151,765	86,213	267,033	51,212
Professional fees	31,850	31,850	64,421	64,421
Goodwill impairment loss	(4,768)	-	154,419	-
Total operating expenses	614,804	350,976	1,364,629	359,267

Loss from operations	(65,351)	(43,443)	(386,829)	(72,688)

Other income (expense)
Gain/(loss) on stock based liability	-	31,133	-	(495,438)
Foreign exchange gain/(loss)	(3)	(17)	(3)	5,349
Loss on investment	-	-	-	(331,787)
Interest expense	(11,482)	(1,823)	(18,906)	(3,627)
Total other income (expense)	(11,485)	29,293	(18,909)	(825,503)

Net income (loss)	$(76,836)	$(14,150)	$(405,738)	$(898,191)

Basic loss per common share – net loss	$(0.00)	$(0.00)	$(0.02)	$(0.04)
Diluted loss per common share – net loss	$(0.00)	$(0.00)	$(0.02)	$(0.04)
Weighted average basic shares outstanding	25,926,287	19,263,408	25,676,802	20,594,092
Weighted average diluted shares outstanding	25,926,287	19,263,408	25,676,802	20,594,092

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